**ADDENDUM # 1 TO UNSECURED PROMISSORY NOTE**

This addendum, dated March 9, 2018 (the "Addendum" or "Amendment"), is made by and between American Premium Water Corporation, a Nevada corporation with address at 12777 Jefferson Blvd. Suite 310, Playa Vista, CA 90066 (the "Company"), and Greentree Financial Group Inc., a Florida corporation (the "Holder").

**WHEREAS,** On November 29, 2017, the Company and Holder entered into Certain Convertible Promissory Note (the "**Note**") in the principal amount of $75,000. A copy of the Note is attached hereto as Exhibit A; and

**WHEREAS,** The Company and Holder desire to enter into this Amendment to amend certain terms of the Note.

**NOW THEREFORE**, in consideration of the foregoing mutual premises and the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the Company and the Holder, intending to be legally bound, hereby agree to amend the Note as follows:

1. DEFINED TERMS. All capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Note.

2. AMENDMENT. The Company and Holder hereby agree to amend the Note as follows. This Addendum is to be read in conjunction with the Note and incorporates by reference and supplements the Note. Should there be a conflict between the Note and this Addendum, this Addendum shall control.

*The Following Shall be Added as Paragraph 20 of the Note:*

*REGISTRATION RIGHTS.* This Note will have registration rights. The Company shall prepare and file with the United States Securities and Exchange Commission (the "Commission") a registration statement on Form 1-A (the "Form 1-A") within 30 days of Effective Date to cover this Note. The Form 1-A Should be effective within 75 days of Effective Date. The additional Notes will be issued pursuant to an effective Form 1-A. The legal fees associated with filing the Form 1-A shall be paid by Company. Further, all of the terms, representations, warranties, agreements, covenants and conditions set forth in the Registration Rights Agreement are incorporated herein by reference. To the extent that there is a conflict between any condition, term or provision of this Note and the Registration Rights Agreement, the conditions, terms, and provisions set forth herein shall specifically supersede the conflicting conditions, provisions and/or terms in the Registration Rights Agreement.

**ALL OTHER TERMS AND CONDITIONS UNDER THE NOTE SHALL REMAIN UNCHANGED AND REMAIN IN FULL FORCE AND EFFECT.**

DEFUALT. ANY MATERIAL BREACH OF THE COMPANY'S OBLIGATIONS UNDER THIS AMENDMENT SHALL BE CONSIDERED AN "EVEN OF DEFAULT" UNDER THE NOTE.

3. MISCELLANOUS.

(a) No Further Amendment. Except as amended hereby, all terms of the Note as previously amended, shall remain unchanged and in full force and effect.

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(b) No Third Party Beneficiaries. This Amendment is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(c) No Strict Construction. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(d) Counterparts. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature delivered by fax or e-mail/.pdf transmission shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature, and deliver by such means shall be due deliver hereof.

(e) Headings. The headings of this Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this Amendment.

(f) Incorporation. The parties acknowledge that the above recitals are true and correct and made a part hereof by reference.

(g) Severability. If any portion of this Amendment is declared by a court of competent jurisdiction to be invalid or unenforceable, such portion shall be deemed severed from this Amendment, and the remaining part shall remain in full force and effect as if no such invalid or unenforceable provisions had been a part of this Amendment.

IN WITNESS WHEREOF, the Company and the Holder have caused this Addendum to be duly executed and delivered individually or by their officers thereunto duly authorized as of the date first written above.

American Premium Water Corporation
("COMPANY")

By: ____________________
Name: Ryan Fishoff
Title: Chief Executive Officer

GREENTREE FINANCIAL GROUP INC.
("HOLDER")

By: R. Chris Cottone
Name: R. Chris Cottone
Title: Vice President

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